UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2006

VICAL INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California	92121-4340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2006, Vical Incorporated entered into a common stock purchase agreement with an institutional investor relating to a registered direct offering of 2,050,279 shares of Vical’s common stock. Under the terms of the transaction, Vical sold the common stock at $4.77 per share to the institutional investor for gross proceeds of approximately $9.8 million. The closing of the offering took place on August 9, 2006.

The common stock was issued pursuant to prospectus supplements filed with the Securities and Exchange Commission on August 10, 2006, in connection with a shelf takedown from Vical’s registration statements on Form S-3 (File Nos. 333-107986 and 333-131307) which became effective on December 9, 2003 and March 31, 2006, respectively. A copy of the opinion of Cooley Godward LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Proceeds from the transaction will be used in the further development of Vical’s ongoing programs as well as for other general corporate purposes.

On August 10, 2006, Vical issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release of Vical Incorporated dated August 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: August 10, 2006	By:	/s/ JILL M. CHURCH
Jill M. Church Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release of Vical Incorporated dated August 10, 2006.